Exhibit 23.1



                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Form 8-K of FIRSTFED AMERICA BANCORP, INC. of our report dated January 26, 2001, except for Note 2 as to which the date is March 26, 2001, on the consolidated financial statements of People's Bancshares, Inc. appearing in the Registration Statement on Form S-4 (File No. 333-73924) of FIRSTFED AMERICA BANCORP, INC.


/s/ Wolf & Company, P.C.


Boston, Massachusetts
March 13, 2002